SUPPLEMENT NO. 2 TO OFFER TO PURCHASE FOR CASH
                               ANY AND ALL OF THE
                       OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                       OF
                              WCI COMMUNITIES, INC.
                                       AT
                              $22.00 NET PER SHARE
                                       BY
                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                       ICAHN PARTNERS MASTER FUND II L.P.
                       ICAHN PARTNERS MASTER FUND III L.P.
                                       AND
                         HIGH RIVER LIMITED PARTNERSHIP
                          ----------------------------

--------------------------------------------------------------------------------

              THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
            MIDNIGHT, NEW YORK CITY TIME, ON MAY 18, 2007, UNLESS THE
                   OFFER IS EXTENDED (THE "EXPIRATION DATE").
--------------------------------------------------------------------------------

                                    IMPORTANT

     Icahn Partners LP, a Delaware  limited  partnership,  Icahn Partners Master
Fund LP, a Cayman Islands exempted limited partnership, Icahn Partners Master Fund II L.P., a Cayman Islands exempted limited partnership, Icahn Partners Master Fund III L.P., a Cayman Islands exempted limited partnership, and High River Limited Partnership, a Delaware limited partnership (collectively, the "Offeror"), hereby supplement and amend their Offer to Purchase, dated March 23, 2007, as supplemented and amended by the Supplement thereto, dated May 11, 2007. The Offeror is offering to purchase any and all of the outstanding shares of common stock of WCI Communities, Inc. ("WCI" or the "Company") and the rights to purchase certain preferred stock associated with the shares of common stock issued pursuant to the Rights Agreement, dated as of January 30, 2007 (as amended, the "Rights Agreement"), between WCI and Computershare Trust Company, N.A., as rights agent (the "Rights" and, together with the common stock, the "Shares") for $22.00 per share in cash, upon the terms and subject to the conditions set forth in (i) the Offer to Purchase, dated March 23, 2007, (ii) the Supplement to Offer to Purchase, dated May 11, 2007, (iii) this Supplement No. 2 thereto (such Offer to Purchase as amended and supplemented by the Supplement to Offer to Purchase, dated May 11, 2007, and this Supplement No. 2, the "Offer to Purchase") and (iv) the related Letter of Transmittal (which collectively constitute the "Offer"). Unless the context otherwise requires, capitalized terms used in this Supplement No. 2 but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     As used herein, the term Offeror refers to Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership, collectively. Accordingly, each of the Offerors is making the Offer collectively.


THIS OFFER REFERS TO A POSSIBLE PROXY SOLICITATION. THIS OFFER TO PURCHASE IS NOT INTENDED TO AND DOES NOT CONSTITUTE (I) A SOLICITATION OF A PROXY, CONSENT OR AUTHORIZATION FOR OR WITH RESPECT TO THE ANNUAL MEETING OR ANY SPECIAL MEETING OF THE COMPANY'S STOCKHOLDERS OR (II) A SOLICITATION OF A CONSENT OR AUTHORIZATION IN THE ABSENCE OF ANY SUCH MEETING. ANY SUCH SOLICITATION WHICH OFFEROR MAY MAKE WILL BE MADE ONLY PURSUANT TO PROXY OR CONSENT SOLICITATION MATERIALS COMPLYING WITH ALL APPLICABLE REQUIREMENTS OF SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF WCI COMMUNITIES, INC. FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF WCI COMMUNITIES, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE
SCHEDULE  14A FILED WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  ON APRIL 30,
2007.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFER, PASSED UPON ITS MERITS OR FAIRNESS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The Information Agent for the Offer is:

                            MACKENZIE PARTNERS, INC.

May 17, 2007

                                THE TENDER OFFER

14. CERTAIN CONDITIONS OF THE OFFER.

The second sentence of the last paragraph of this section is hereby amended and restated in its entirety as follows:

"The failure by the Offeror at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right prior to the expiration of the Offer, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the expiration of the Offer. All conditions to the Offer must be satisfied or waived prior to the Expiration Date."


May 17, 2007

Manually signed facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal and certificates for Shares and certificates, if any, for the associated Rights, should be sent or delivered by each stockholder of the Company or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:

                        THE DEPOSITARY FOR THE OFFER IS:

                    American Stock Transfer & Trust Company


By Mail or                 By Facsimile                  By Hand:
Overnight                  Transmission
Courier:                   (for eligible
                           institutions only):
--------------------------------------------------------------------------------
American Stock Transfer    American Stock Transfer       American Stock Transfer
& Trust Company            & Trust Company               & Trust Company
Attention: Reorganization  Attention:  Reorganization    Atten: Reorganization
Department                 Department                    Department
6201 15th Avenue           Fasimile:  718-234-5001       59 Maiden Lane
Brooklyn, NY 11219         To confirm:  1-877-248-6417   Plaza Level
                                                         New York, NY 10038
--------------------------------------------------------------------------------

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     Any questions or requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent or the Depositary. Stockholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

                     THE INFORMATION AGENT FOR THE OFFER IS:


                            MacKenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

                        Email: wci@mackenziepartners.com